EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Carnival Corporation & plc's joint Annual Report on Form 10-K for the year ended November 30, 2010.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
April 13, 2011